EXHIBIT 10

                            CORF MANAGEMENT AGREEMENT

                  THIS CORF MANAGEMENT AGREEMENT is made this 24th day of January, 1997 by and between Specialty Therapy Services, Inc., a Florida corporation (the "Company"), and Consul-Med of South Florida Inc., a Florida corporation ("CMSF").

                                    RECITALS

         A. The Company owns a certified outpatient rehabilitation facility (the "CORF").

         B.       CORF is a Medicare certified facility in the State of Florida.

         C.       CMSF desires to provide management services for the CORF.

         D. It is CMSF'S desire to perform management services consistent with the terms and conditions of this Agreement and the Company's desire to have CMSF perform such services.

                  Therefore, in consideration of the premises and the mutual covenants and agreements contained herein, the parties agree as follows:

                                    AGREEMENT

         1. TERM. This Agreement shall be effective on the date first set forth above (the "Effective Date") and shall continue for a two year period, subject, however, to termination for cause as provided in this Section 1. This Agreement maybe terminated for cause at any time by either party after written notice and a 30 day opportunity to cure. If the cause for termination has not been cured by the party receiving the termination notice within 30 days of its receipt this Agreement shall automatically terminate.

         2. SERVICES.

            (i) CMSF shall be responsible for the administrative and management responsibilities for the billing and collection services of the CORF. These services include, but are not limited to, collection and verification of CORP demographic information, preparing UB92 claim forms for third payers, providing monthly detailed reports of changes, collections, write-offs and allowances and aged accounts receivable listings, and maintaining and processing accounting records.

            (ii) CMSF shall follow up on ADR denials and reconsiderations.

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            (iii) CMSF shall file all Medicare appeals for the Company and provide to the Company monthly detailed reports by PT service codes, including identification of all co-insurance and deductibles outstanding, and shall additionally file copies of all remittance advises.

            (iv) CMSF shall assist in the preparation and compilation of the year-end cost report for the CORF. Such assistance shall include, without limitation, review of the financial and accounting procedures for the collection of statistical and expense data; review of departmental cost allocations; compiling a review of interim reimbursement reports; and compiling a review of projected quarterly cost reimbursement settlements.

            (v) CMSF shall be responsible for the management of in-service training for all specialized programs; coordination of patient admissions and treatment programs; coordination of administration and management of medical record documentation; coordination of quality assurance procedures; and quality control for required meetings.

            (vi) At the request of the Company, CMSF shall provide training in special programs, participate in joint marketing and community liaison program support and follow up on Medicare meeting and conference requirements.

            (viii) CMSF shall provide the Company with use of its proprietary pulmonary program (the "Pulmonary Program"). The Pulmonary Program may be used only at the CORF and at no other facility owned or operated by the Company.

         3. ACCESS.

            (i) The Company shall provide CMSF access to the CORF, during reasonable business hours, to copies of the CORF's medical records, patient demographic and insurance information, patient release and assignment forms, copies of progress notes and any other pertinent financial information, subject to all federal and state laws and regulations governing the confidentiality of such records.

            (ii) The Company shall provide work space sufficient for billing and collection services personnel which is accessible to the CORF's medical records and financial records.

         4. FEE.

            (i) The Company shall pay CMSF a management fee of 15% of the CORF's gross receipts, subject to Section 4(ii), below. CMSF shall be paid within 48 hours of the CORF's receipt of Medicare reimbursements with respect to bills submitted by CMSF.


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            (ii) To the extent that the Company's expenses attributable to its employees are not reimbursable under CORF regulations, then the 15% management fee provided in paragraph 4(i) shall be proportionately reduced, but in no event shall be below 10%.

         5. INDEPENDENT CONTRACTOR. CMSF shall, at all times, act as an independent contractor with respect to the Company and not as an agent of the CORF or the Company, and nothing contained in this Agreement shall be construed to create a joint relationship between CMSF and the Company or the CORF. The relationship shall be that of independent parties to a contractual relationship. In no event shall either party to this Agreement be liable for the debts or obligations of the other nor CMSF or the CORF be liable for the debts or obligations of the other.

         6. INDEMNITY BY CMSF. CMSF shall indemnify and hold harmless the Company and the CORF from any and all liability, losses, claims, damages, costs, causes of action, judgments or settlements, including, without limitation, reasonable attorneys' fees, arising out of CMSF's breach of the terms of this Agreement or any negligent or willful act by CMSF in the performance of its duties hereunder.

         7. INDEMNITY BY THE COMPANY. The Company shall indemnify and hold harmless CMSF from any and all liability, losses, claims, damages, costs, causes of action, judgments or settlements, including, without limitation, reasonable attorneys' fees, arising out of the Company's breach of the terms of this Agreement or any negligent or willful act by the Company or the CORF in the performance of their duties hereunder.

         8. MEDICAL RECORDS. All medical records, case histories, test results, or personal and regular files concerning the CORF's clients and patients shall be the sole and permanent property of the CORF. Unless required by law, no medical records shall be displayed or delivered to, or any information therefrom disclosed to, any person not connected with the CORF or CMSF except on a need-to-know basis.

         9. CONFIDENTIALITY. CMSF acknowledges that as a result of the engagement hereunder, it will be making use of confidential information of a special and unique and value relating to such matters as the CORF's arrangements with facilities and other service providers, confidential reports, lists of patients and the fees paid by such patients or third party payers. As a material inducement to the Company to enter into this Agreement and to pay to CMSF the compensation referred to in Section 4 hereof, CMSF covenants and agrees that it shall not at any time during or for three years following the term of its engagement hereunder divulge or disclose for any purpose whatsoever any proprietary or confidential information of the CORF except information (i) already in CMSF's possession, (ii) already known to the public, (iii) disclosed to a third party by the CORF not under any condition of confidentiality, or (iv) required by law to be disclosed by CMSF.

                  The Company acknowledges that as a result of the engagement hereunder,

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

it and the CORF will be making use of confidential information of a special and unique and value relating to such matters as CMSF's arrangements with facilities and other service providers, and other confidential reports and protocols. The Company covenants and agrees that it and the CORF shall not at any time during or for three years following the term of its engagement hereunder divulge or disclose for any purpose whatsoever any proprietary or confidential information of CMSF except information (I) already in the Company's or the CORF's possession, (ii) already known to the public, (iii) disclosed to a third party by CMSF not under any condition of confidentiality, or (iv) required by law to be disclosed by the Company or the CORF.

                  The Company shall for a period of ten years from the date hereof shall treat all procedures, protocols, and written materials of the Pulmonary Program confidentially and protect such information as would the Company treat its own proprietary information disclosing it only as a need-to-know basis to its or the CORF's employees.

         10. FORCE MAJEURE. If either party is prevented from performing any task hereunder in whole as in part as a result of an Act of God, war, civil disturbance or other cause beyond such party's reasonable control, such non-performance by that party shall not be grounds for default, and that party shall not be held liable for any non-performance of this Agreement as a result of any of the above.

         11. NOTICES. All notices or communications required or permitted pursuant to the terms of this Agreement shall be in writing and delivered in person or by means of certified or registered mail, postage prepaid, return receipt requested, to such party at its address as set forth below, or such other person or address as such party may specify by similar notice to the other party hereto. All such notices will be deemed given upon delivery if delivered by hand or on the third business day after deposit postage paid with the U.S. Postal Service.

                   If to CMSF:        3275 W. Hillsboro Road
                                      Suite 207
                                      Deerfield Beach, FL 33442
                                      Attn: Alan I. Miller, M.D., President

                   If to Company:     Specialty Therapy Services, Inc.
                                      8551 W. Sunrise Blvd., Suite 200
                                      Plantation, FL 33322

         12. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Florida. If any provision hereof shall be held legally unenforceable, the remaining provisions shall remain effective.

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         13. PREVAILING PARTY. If any litigation or arbitration arises as a result of enforcement or interpretation of the terms, conditions, or provisions of this Agreement, or any of the transactions contemplated hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees as well as all costs and expenses incurred thereby.

         14. WAIVER. Any waiver of any term or condition, or any amendment or supplementation, of this Agreement shall be effective only if in writing signed by all of the parties hereto. A waiver of any breach of any terms or conditions of this Agreement shall not, in any way, be construed as a waiver of any subsequent breach.

         15. ASSIGNMENT. No party voluntarily may assign any of its rights and duties under this Agreement without the prior written consent of the other party and this Agreement shall be binding on the permitted successors and assigns of the parties.

         16. CHANGE IN LAW. In the event of changes in federal or state law, statute, regulation or interpretation of same by any regulatory authority having jurisdiction over the CORF, the parties agree to renegotiate the affected terms or provisions of this Agreement in order to conform to such change. In the event the parties are unable to agree either party may terminate in accordance with
Section 1, above.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date and year first set forth above.

                                SPECIALTY THERAPY SERVICES, INC.

                           By:  /s/ MICHAELE MORRISON
                                ------------------------------------------
                                Michaele Morrison, Chief Executive Officer


                                    CONSUL-MED OF SOUTH FLORIDA, INC.

                           By:  /s/ ALAN I. MILLER, M.D.
                                ------------------------------------------
                                    Alan I. Miller, M.D., President


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